Exhibit 10.45

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) dated as of October 3, 2007, is entered into by and among Averion International Corp., a Delaware corporation and IT&E International, Inc., a California corporation (together, the “Seller”) on the one hand; and IT&E, Inc., a Pennsylvania corporation (“Buyer”), and Phil Clarke and Harvey F. Greenawalt (individually, a “Shareholder,” and collectively, the “Shareholders”) on the other hand.

RECITALS

A.                                   Capitalized terms not otherwise defined as they are referenced herein shall have the meanings ascribed to such terms in Section 13.1 below.

B.                                     Seller operates a business known as the staffing services operating segment of Seller, which provides staffing and regulatory compliance and validation services to life sciences companies (the “IT&E Business”).

C.                                     Seller desires to sell to Buyer, and Buyer desires to purchase from the Seller, the Purchased Assets that relate to the IT&E Business at the price and under the specified terms and conditions as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.1.                              Assets to be Transferred.    Subject to the terms and conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, convey, assign, and deliver to Buyer and Buyer shall purchase and accept, the following assets of Seller, in each case that are used solely in the IT&E Business, together with all rights, privileges and goodwill associated with such assets, other than the Excluded Assets, free and clear of all Encumbrances (collectively the “Purchased Assets”):

(a)                                  Tangible Personal Property.      All machinery, equipment, computers, hardware, tools, supplies, furniture and all other fixed assets owned, utilized or held for use by Seller solely in or for the IT&E Business on the Closing Date.

(b)                                  Contracts.    All of Seller’s rights in, to and under all contracts to which it is a party and that relate solely to the IT&E Business, other than the Excluded Contracts (hereinafter the “Assumed Contracts”). To the extent that any Assumed Contract for which assignment to Buyer is provided herein is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. The Seller and Buyer agree to use their commercially reasonable efforts (without any requirement on the part of Seller or Buyer to pay any money or agree to any change in the terms of any such Assumed Contract) to obtain the consent of such other party to the assignment of any such Assumed Contract to Buyer in all cases in which such consent is or may be required for such assignment. Buyer shall be primarily responsible for obtaining each such required consent, and Buyer shall report to Seller on a weekly basis after the Closing Date as to the status of obtaining each such consent if all such consents are not obtained prior to the Closing. Each “Excluded Contract” (as defined in Section 2.2(b)) shall be set forth on Schedule 2.2(a).

(c)                                  Accounts Receivable.    All accounts receivable, fees earned and accrued and other rights to payment arising from the conduct of the IT&E Business, in whatever form, which arise or accrue before the Closing Date, an aged schedule of which is attached hereto as Schedule 1.1(c).

(d)                                  Rights in “IT&E” Name.    Subject to Section 1.2(c) below, all right, title and interest of Seller, if any, in and to the name “IT&E” and any and all derivatives thereof, including, without limitation, any domain names, together with all goodwill associated therewith, rights thereunder, remedies against infringers or any other rights or claims related thereto or arising therefrom.

(e)                                  Leased Real Property.    The leases of real property described on Schedule 1.1(e) (the “Real Property Leases”) with respect to the real property described thereon (the “Leased Real Property”) as well as any cash security deposit related to any such Real Property Lease, it being understood that the only Real Property Lease being assigned to and assumed by the Buyer is that which relates to the Pottstown, Pennsylvania location.

(f)                                    Personal Property Leases.     All leases of machinery, equipment, vehicles, furniture and other personal property leased by Seller solely for the IT&E Business and that are set forth on Schedule 1.1(f) (the “Personal Property Leases”).

(g)                                 Records; Databases.     All books, records, ledgers, databases (including, without limitation the Customer Relationship Management Database of the IT&E Business), data and files of Seller related solely to the IT&E Business of every kind including, without limitation, client and investor lists, agreements with all clients, operating and marketing plans, advertising and promotional materials, accounting records, personnel and payroll records, and all other documents, tapes, discs, programs or other embodiments of information of the Seller, provided that Seller may keep a copy of any such records necessary for audit, litigation or other legitimate business purposes.

1.2.                              Excluded Assets.    The provisions of Section 1.1 notwithstanding, the Purchased Assets shall not include, and Seller shall not sell, transfer, assign, convey or deliver to Buyer, and Buyer will not purchase or accept, the following assets of Seller (collectively, the “Excluded Assets”):

(a)                                  Cash.   Any and all cash and cash equivalents of Seller in existence or accrued prior to the Closing Date, including, without limitation, any cash that relates to the IT&E Business, including, without limitation, the Purchase Price, but excluding any account receivable contemplated by Section 1.1(c) to the extent the same may be deemed a cash equivalent.

(b)                                  Organizational Documents.     (i)  Seller’s charter documents, taxpayer and other identification numbers, minute books, capitalization tables and other documents relating to the organization, maintenance and existence of IT&E International, Inc., a California corporation, (ii) any qualification to do business in any state, or (iii) any of the rights of Seller under this Agreement (or any related agreement between Seller, on the one hand, and the Buyer, on the other hand, entered into on or after the date of this Agreement).

(c)                                  Limited Use of “IT&E” Name.     Seller shall have and retain the right to use and display the name “IT&E” and its derivatives in connection with descriptions of Seller in which the phrase “formerly known as IT&E International Group” or similar wording is reasonably required, and Buyer hereby grants Seller the right to so use and display such name for such purpose. In addition, the parties acknowledge and agree that IT&E International, Inc. shall continue to exist as a wholly-owned subsidiary of Seller after the Closing and that Seller may continue to own, operate and display the name IT&E International, Inc. until such time as the same may be dissolved in accordance with applicable laws and without resulting in any adverse tax consequence or other Liability to Seller, provided that Seller does not use IT&E International, Inc. or its name in a manner that is inconsistent with this Agreement or to engage in any activity expressly precluded pursuant to Section 11.7.

ARTICLE II

ASSUMPTION OF LIABILITIES

2.1.                              Liabilities to be Assumed.    On the Closing Date, Buyer will assume and agree to discharge any and all Liabilities related to or otherwise associated with the IT&E Business, except the Excluded Liabilities (collectively the “Assumed Liabilities”). The Assumed Liabilities shall include, but not be limited to, the following:

(a)                                  Obligations under Assumed Contracts.     All obligations under the Assumed Contracts, including without limitation, obligations:  (i) to furnish goods, services, and other non-cash benefits to a third party after the Closing, (ii) to pay for goods, services or other non-cash benefits that a third party will furnish after the Closing, or (iii) to indemnify any third party pursuant to the terms of any such Assumed Contract.

(b)                                  Obligations under Real Property Leases.     All obligations under the Real Property Leases arising after the Closing Date, including, without limitation, any letter of credit required by the Landlord thereunder for future performance.

(c)                                  Accounts Payable.     All accounts payable and other payment obligations to third parties arising from or related to the IT&E business, in whatever form, which arise or accrue prior to the Closing Date, an aged schedule of which is attached hereto on Schedule 2.1(c) (collectively, the “Accrued Accounts Payable”).

2.2.                              Excluded Liabilities.    Buyer is not assuming the following Liabilities of the IT&E Business or Seller which shall be and remain the responsibility of Seller  (collectively, the “Excluded Liabilities”):

(a)                                  Excluded Contracts.     Any and all Liabilities under the agreements and contracts listed on Schedule 2.2(a) and any contract that does not relate solely to the IT&E Business (the “Excluded Contracts”).

(b)                                  Michael Watts Dispute.     Any Liability that may become due or owing to Michael Watts arising out of the current dispute with Mr. Watts.

(c)                                  Evonne Portland Dispute.     Any Liability that may become due or owing to Evonne Portland arising out of the current dispute with Ms. Portland.

(d)                                  Relocation Expenses.     Any Liability related to any relocation expenses claimed by any former officer or director of Seller.

(e)                                  Governmental Investigations.     Any Liability associated with any action brought by a governmental entity with respect to the activities of the IT&E Business.

(f)                                    Shareholder Actions.     Any Liability arising from any action by a stockholder of the Seller for actions or conduct relating to this Agreement or action undertaken by any officer or director of the Seller which is not disclosed on Schedule 2.2(f).

ARTICLE III

PURCHASE PRICE - PAYMENT

3.1.                              Purchase Price.    The aggregate purchase price for the Purchased Assets and assumption of the Assumed Liabilities shall be $2,275,000 which amount shall be paid as set forth in this Article III (the “Purchase Price”).

3.2.                              Payment of Purchase Price.    The Purchase Price shall be paid by Buyer as follows:

(a)                                  At the Closing, Buyer shall deliver to Seller such documents and instruments as are reasonably required to evidence the assumption of the Assumed Liabilities.

(b)                                  At the Closing, Buyer shall make a cash payment to Seller in the aggregate amount of Four Hundred Fifty-Five Thousand Dollars ($455,000) payable by wire transfer of immediately available funds to an account or accounts designated by the Seller in writing at least two (2) days before the Closing.

(c)                                  Buyer shall pay the Seller an additional Two Hundred and Fifty Thousand Dollars ($250,000) in cash by wire transfer of immediately available funds to a bank account identified by Seller in accordance with the following:

(i)                                     Eighty Three Thousand Three Hundred Thirty-Three Dollars ($83,333) shall be paid on or before January 31, 2008;

(ii)                                  An additional Eighty Three Thousand Three Hundred Thirty-Three Dollars ($83,333) shall be paid on or before April 30, 2008; and

(iii)                               An additional Eighty Three Thousand Three Hundred Thirty-Four Dollars ($83,334) shall be paid on or before July 31, 2008.

(d)                                  At the Closing, Buyer shall deliver to Seller an originally executed promissory note in the form attached hereto as Exhibit C (the “Term Note”), in principal amount of Eight Hundred Thousand Dollars ($800,000).

(e)                                  At the Closing, Buyer shall deliver to Seller an originally executed promissory note in the form attached hereto as Exhibit D (the “Interest Only Note”), in principal amount of Seven Hundred Seventy Thousand Dollars ($770,000).

3.3.                              Allocation of Purchase Price.    Seller shall prepare an allocation of the Purchase Price (and all other capitalized costs) among the Purchased Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate). Seller shall deliver such allocation to the Buyer within sixty (60) days after the Closing Date. Buyer shall report, act and file tax returns (including, but not limited to Internal Revenue Services Form 8594) in all respects and for all purposes consistent with such allocation. Buyer shall not take any position (whether in audits, tax returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable law.

ARTICLE IV

CLOSING

4.1.                              Closing.    The closing of the transactions contemplated by this Agreement (the “Closing”), shall take place at 10:00 a.m. (PDT) at the offices of Foley & Lardner LLP, 402 W. Broadway, Suite 2100, San Diego, California  92101, on or before October 3, 2007, unless another date or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

4.2.                              Documents to be Delivered by Seller.    At the Closing, Seller shall deliver the following documents, in each case duly executed by each of the parties thereto or otherwise in proper form:

(a)                                  Bill of Sale.     A bill of sale for all of the Purchased Assets described in Section 1.1 substantially in the form attached hereto as Exhibit A (the “Bill of Sale”);

(b)                                  Assignment and Assumption Agreement.     An assignment and assumption agreement for the Assumed Contracts (including the Real Property Leases) substantially in the form attached hereto as Exhibit B (the “Assignment and Assumption Agreement”).

4.3.                              Documents to be Delivered by Buyer.    At the Closing, Buyer shall deliver the following documents, in each case duly executed or otherwise in proper form:

(a)                                  Assignment and Assumption Agreement    The Assignment and Assumption Agreement;

(b)                                  Certified Resolutions.    A certified copy of the resolutions of the board of directors and shareholders of the Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement;

(c)                                  Term Note.   The Term Note;

(d)                                  Interest Only Note.    The Interest Only Note;

(e)                                  Evidence of Line of Credit.    Evidence of the existence of the Secured Debt (as that term is defined in Section 11.1 below) in a form reasonably satisfactory to Seller and Seller’s counsel; and

(f)                                    IT&E Employee Acknowledgments.    Seller shall have received the requisite acknowledgments from each Hired IT&E Employee (as that term is defined in Section 7.1 below) as set forth in Section 7.5 hereof.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as of the date hereof as follows:

5.1.                              Organization, Standing and Authority.    Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Seller has all requisite company, corporate or partnership, as applicable, power and authority to conduct the IT&E Business as presently conducted and to execute and deliver this Agreement and the documents contemplated hereby and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by it hereunder and thereunder.

5.2.                              Authorization and Binding Obligation.    The execution, delivery and performance of this Agreement and each Transaction Document by Seller have been duly authorized by all necessary company, corporate or partnership action on the part of Seller. This Agreement and each applicable Transaction Document have been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Buyer, constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

5.3.                              No Representations or Warranties with Respect to Purchased Assets or the IT&E Business.    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SALE OF THE PURCHASED ASSETS IS “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” IN THEIR PRESENT CONDITION WITHOUT ANY RECOURSE, WARRANTY OR REPRESENTATION OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as of the date hereof as follows:

6.1.                              Organization, Standing and Authority.    Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization. Buyer has all requisite company power and authority to conduct its business as presently conducted to execute and deliver this Agreement and the documents contemplated hereby and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Buyer hereunder and thereunder. Buyer is duly qualified or licensed to do business as a foreign company, and is in good standing, in every jurisdiction where failure to be so qualified or licensed could have a Material Adverse Effect on Buyer.

6.2.                              Authorization and Binding Obligation.    The execution, delivery and performance of this Agreement and the Transaction Documents by Buyer have been duly authorized by all necessary company action on the part of Buyer. This Agreement and each applicable Transaction Document have been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

ARTICLE VII

EMPLOYEES - EMPLOYEE BENEFITS

7.1.                              IT&E Business Employees.    Buyer may, in its sole discretion, offer employment to each employee employed in the IT&E Business (each, an “IT&E Business Employee”), except as otherwise agreed to in writing between the parties prior to the Closing Date. Buyer shall hire those IT&E Business Employees to whom it makes offers effective as of the Closing Date, at which time each such IT&E Business Employee will become an “at will” employee of the Buyer. At the time such IT&E Business Employee becomes an employee of

Buyer, such IT&E Business Employee will be eligible to participate in Buyer’s benefit plans and programs to the same extent available to other similarly situated employees of Buyer. The IT&E Business Employees actually hired by Buyer on the Closing Date shall be referred to herein as “Hired IT&E Employees.”  Buyer shall be responsible for paying any wages or salaries for work performed by each Hired IT&E Employee after the Closing, accrued vacation pay or other earned time off and severance benefits due to each Hired IT&E Employee, and Buyer shall assume, and shall give each Hired IT&E Employee credit for all accrued vacation and other earned time off, which assumption is intended to discharge any obligation that the Seller may have with respect to such vacation pay and other earned time off as to each such Hired IT&E Employee.

7.2.                              Buyer Benefit Plans.    With respect to any plans, programs and arrangements of Buyer in which any Hired IT&E Employee is eligible to participate on or after the Closing Date (“Buyer Employee Plans”), Buyer shall: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to any such employees and their eligible dependents under any Buyer benefit plans in which such employees and their eligible dependents may be eligible to participate after the Closing Date, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Seller benefit plan; (ii) provide each Hired IT&E Employee and their eligible dependents with credit for any co-payments and deductibles paid prior to the Closing Date (to the same extent that such credit was given under the analogous Seller benefit plan prior to the Closing Date) in satisfying any applicable deductible or out-of-pocket requirements under any Buyer Employee Plans in which such employees may be eligible to participate after the Closing Date; and (iii) recognize all service of the Hired IT&E Employees with Seller and its respective affiliates, for all purposes (including, purposes of eligibility to participate, vesting credit, entitlement to benefits, and, except with respect to defined benefit pension plans, benefit accrual) in any Buyer Employee Plans in which such employees may be eligible to participate after the Closing Date, to the extent that such service was credited under the analogous Seller benefit plan prior to the Closing Date; provided that the foregoing shall not apply to the extent it would result in duplication of benefits. In addition, the parties shall cooperate with each other and take those actions reasonably necessary in order to transfer each Hired IT&E Employee’s 401(k) account to an analogous plan sponsored by the Buyer. On or before the Closing Date, Seller will pay all employer 401(k) matching contributions that are due as of the Closing Date and Buyer assumes no obligation with respect to any such employer contributions that were due prior to the Closing Date.

7.3.                              Retained Responsibilities.    Seller agrees to satisfy, or cause its insurance carriers to satisfy, all claims for benefits, whether insured or otherwise (including, but not limited to, workers’ compensation, life insurance, medical and disability programs), under its employee benefit programs brought by, or in respect of, IT&E Business Employees who do not become Hired IT&E Employees. Buyer agrees to satisfy, or cause its insurance carriers to satisfy, all claims for benefits, whether insured or otherwise (including, but not limited to, workers’ compensation, life insurance, medical and disability programs), under its employee benefit programs brought by, or in respect of, Hired IT&E Employees. If any action on the part of any Seller prior to the Closing, or if the transactions contemplated by this Agreement shall result in any liability for severance payments or termination benefits, such liability shall be the sole responsibility of the Seller, and the Seller shall indemnify, defend and hold harmless Buyer against such liability.

7.4.                              Payroll Tax.    Seller shall make a clean cut-off of payroll and payroll tax reporting with respect to each Hired IT&E Employee paying over to the federal, state and city governments those amounts respectively withheld or required to be withheld for periods ending on or prior to the Closing Date. Seller shall issue, by the date prescribed by IRS Regulations, Forms W-2 for wages paid through the Closing Date to each such Hired IT&E Employee. Buyer shall be responsible for all payroll and payroll tax obligations after the Closing Date with respect to each Hired IT&E Employee.

7.5.                              Employment with Buyer.    No later than two (2) days prior to the Closing, each Hired IT&E Employee shall execute an acknowledgment of employment with Buyer to be effective at the Closing, acknowledging, among other things, that: (i) the employee’s employment with the Seller has terminated and that such employee has no carry over rights with respect to any and all employee benefits relating to any former employment with the Seller, including, without limitation, any accrued vacation or other paid time off, all of which shall be and remain the sole responsibility of the Buyer and that such employee has been paid all wages or other cash remuneration due or owing to such employee as of the Closing Date and that Seller has made all 401(k) matching contributions with respect to such employee that are due as of the Closing Date; (ii) such employee has ninety (90) days to exercise the vested portion of such employee’s options to purchase Seller common stock, if any, after which time such options shall immediately terminate and be of no further force or effect, (iii) upon execution of the appropriate documentation, such employee will be fully covered under the Buyer’s standard health insurance benefits; (iv) demotion and transfer of such employee may occur in the sole and absolute discretion of Buyer at any time, with or without cause and/or notice; and (v) employment with Buyer is “at-will.”

7.6.                              No Third-Party Rights.    Nothing in this Agreement, express or implied, is intended to confer upon any of Seller’s employees or former employees, collective bargaining representatives, job applicants, any association or group of such persons any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any rights of employment.

ARTICLE VIII

CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS

8.1.                              Conditions to Obligations of Buyer to Consummate the Transactions.    The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, unless waived in writing prior to the Closing by Buyer:

(a)                                  The Seller shall have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing.

(b)                                  Each of the documents or other items to be delivered by the Seller at the Closing pursuant to Section 4.2 shall have been delivered.

(c)                                  All consents, approvals, authorizations, orders and action of any governmental entity required to permit the consummation of the transactions contemplated by this Agreement shall have been obtained, made or waived and shall be in full force and effect.

(d)                                  No action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court or governmental or regulatory agency of competent jurisdiction which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement (each party agreeing to use its reasonable best efforts to avoid the effect of any such statute, rule, regulation or order or to have any such order, judgment, decree or injunction lifted).

ARTICLE IX

CONDITIONS PRECEDENT TO SELLER’S OBLIGATIONS

9.1.                              Conditions to Obligations of the Seller to Consummate the Transactions.    The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions, unless waived in writing prior to the Closing by Seller:

(a)                                  Buyer shall have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by it prior to the Closing.

(b)                                  Each of the documents and other items to be delivered by the Buyer at the Closing pursuant to Section 4.3 shall have been delivered.

(c)                                  All consents, approvals, authorizations, orders and action of any governmental entity required to permit the consummation of the transactions contemplated by this Agreement shall have been obtained, made or waived and shall be in full force and effect.

(d)                                  No action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court or governmental or regulatory agency of competent jurisdiction which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement (each party agreeing to use its reasonable best efforts to avoid the effect of any such statute, rule, regulation or order or to have any such order, judgment, decree or injunction lifted).

ARTICLE X

INDEMNIFICATION

10.1.                        Pre-Closing Liabilities.    Subject to the terms and conditions of this Article X, Seller hereby agrees to indemnify, defend and hold harmless Buyer from and against all Claims asserted against Buyer by any third party arising out of or resulting from the IT&E Business (other than the Assumed Liabilities), but in each case solely to the extent such Claim is based on facts or circumstances in existence prior to the Closing Date. Notwithstanding the foregoing or anything to the contrary set forth herein, Buyer shall be solely responsible for the performance and/or payment in full of any Assumed Liability, including, without limitation, the Accrued Accounts Payable, and may not seek indemnity hereunder with respect to any such Assumed Liability. In addition, notwithstanding anything to the contrary herein, Seller shall be responsible for the payment in full of any Excluded Liability and to the extent a Claim is asserted against Buyer which is an Excluded Liability, then Seller shall indemnify, defend and hold harmless Buyer from such Excluded Liability Claim in accordance with this Article X but without reference to the cost and payment sharing provisions of Section 10.3 or the limitations set forth in Section 10.4. As used in this Article X, the term “Claim” shall include (i) all demands, claims, suits, actions, causes of action, proceedings and assessments brought by any third party; and (ii) all costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated or arbitrated matter), court costs and fees and expenses of attorneys and expert witnesses) of investigating, defending or asserting any of the foregoing or of enforcing this Agreement.

10.2.                        Indemnification Procedure.

(a)                                  Notice and Defense. With respect to any claim submitted or received after the Closing Date, the Buyer will give the Seller written notice of any such Claim with sufficient time to enable the Seller to effectively defend such Claim (a “Valid Notice”), and the Seller will undertake and pay for the defense thereof through representatives and counsel selected by the Seller. Seller shall have no obligation to indemnify the Buyer unless and until a Valid Notice is provided. If a notice is provided in a manner that materially prejudices either Buyer’s or Seller’s rights with respect to a Claim, then such notice shall be deemed not to be a Valid Notice, and the Seller shall have no obligation to indemnify the Buyer with respect to such Claim.

(b)                                  Failure to Defend. If the Seller, within a reasonable time after receipt of a Valid Notice, fails to defend such Claim actively and in good faith, the Buyer will (upon further notice to the Seller) have the right to undertake the defense of such Claim, provided that Buyer will not settle, compromise or consent to the entry of a judgment with respect to such Claim without the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed).

10.3.                        Payment.    Subject to the limitations set forth in this Article X, upon judgment, determination, settlement or compromise of any third party Claim, the Buyer shall pay directly to the third party the full amount so determined by judgment, determination, settlement or compromise (unless in the case of a judgment an appeal is made from the judgment), at which time the Seller shall promptly reimburse the Buyer in an amount equal to: (i) one-half of the amount actually paid by Buyer to such third party, less (ii) an amount equal to one-half of the costs and expenses of Seller in connection with defending such Claim (unless in the case of a judgment an appeal is made from the judgment). If the Buyer or the Seller desires to appeal from an adverse judgment, then the Buyer or the Seller, as the case may be, shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon completion of the initial defense of the applicable Claim, whether successful or not, Buyer shall promptly reimburse Seller for one-half of the costs and expenses incurred by Seller in defending such Claim. In the alternative, Seller, in its sole option, may offset any such amount against any amount Seller may owe Buyer pursuant to the first sentence of this Section 10.3.

10.4.                        Limitations on Indemnification.

(a)                                  Time Limitation.   No claim or action shall be brought by Buyer against Seller under this Article X after the lapse of twenty-four (24) months following the Closing Date.

(b)                                  Amount Limitation.   The Seller shall not have any obligation to indemnify the Buyer under this Article X to the extent the aggregate amount of the third party Claims exceed an amount equal to an aggregate of nine hundred and ten thousand dollars ($910,000).

10.5.                        Reduction in Principal of Term Note or Interest Only Note.   If the Term Note or Interest Only Note is still outstanding on the date the Seller is required to make any payment to Buyer under this Article X, then, in lieu of any such payment required under this Article X, Seller may reduce the amount of the outstanding principal balance under the Term Note or Interest Only Note, as the case may be and at Seller’s option (which note shall then be appropriately reamortized over the remaining life of the Term Note or Interest Only Note, as the case may be), by the amount of any such required payment, which shall be deemed satisfaction in full of Seller’s obligations under this Article X with respect to such Claim.

ARTICLE XI

COVENANTS

11.1.                        Secured Debt and Letter of Credit. Buyer has obtained third party financing to fund a portion of the Purchase Price in the form of a secured line of credit in the amount of Seven Hundred Fifty Dollars ($750,000) from New Century Bank (the “Secured Debt”). Seller agrees to subordinate its rights as to repayment to such Secured Debt under the Term Note or Interest Only Note. Buyer hereby covenants and agrees that it will not violate, breach or default under the terms of any document evidencing such Secured Debt. Buyer hereby acknowledges and agrees that any violation, breach or default under any document evidencing such Secured Debt shall be deemed a breach of this Agreement and shall automatically and immediately accelerate all payments due hereunder and under the Term Note and under the Interest Only Note. In addition, in the event the Secured Debt is increased by any amount, the Buyer shall cause New Century Bank to issue a stand-by letter of credit with respect to all such increased amounts up to Two Hundred Fifty Thousand Dollars ($250,000) in favor of Seller for the purpose of securing Buyer’s payment obligations under Section 3.2(c) hereof. Further, Buyer hereby covenants and agrees that for so long as the Term Note or the Interest Only Note are outstanding or there remains a payment obligation under this Agreement, unless concurrent with the closing of the applicable transaction all outstanding payment obligations under each of the Term Note, the Interest Only Note and this Agreement are satisfied in full, it will not:

(a)                                  amend any of its charter documents or bylaws in a manner that may materially and adversely affect the Seller;

(b)                                  issue any shares of capital stock of the Buyer from any existing class or series of capital stock or otherwise authorize, create or issue any new class or series of securities; other than issuances of shares of existing capital stock to employees, officers, directors or consultants of the Buyer pursuant to equity incentive plans or other arrangements approved by Buyer’s board of directors in connection with services provided by such individuals; provided, however that all such issuances together do not constitute a change of control of Buyer.

(c)                                  agree to or effect any sale, liquidation, winding up, or merger of the Buyer or any other transaction or series of transactions in which the Buyer’s assets are transferred;

(d)                                  effect any material acquisitions of, or investments (whether by merger, consolidation or otherwise) in, any other person or entity or make any material capital expenditures;

(e)                                  declare or pay any dividend on or make a distribution with respect to any capital stock of the Buyer, or repurchase or redeem any capital stock of the Buyer;

(f)                                    enter into any debt or lease transaction or otherwise incur any indebtedness other than trade payables incurred in the ordinary course of business;

(g)                                 make any loans or loan guarantees;

(h)                                 pledge or grant a security interest in any assets of the Buyer (other than with respect to the Secured Debt);

(i)                                    establish or invest in any subsidiary or joint venture;

(j)                                    engage in any action which would materially and adversely affect the rights of Seller under any Transaction Document;

(k)                                effect any transaction with any affiliate, officer, director, employee or shareholders or change any senior officer of the Buyer;

(l)                                    effect any material change to the Buyer’s line of business in effect as of the date hereof; or

(m)                              increase the total cash compensation of any Buyer officer, director, employee or consultant calculated as of the date immediately preceding the date hereof or pay any cash bonus or other cash remuneration to any of the foregoing; provided, however, that the Buyer shall be permitted to make customary cost of living increases to such cash compensation on an annual basis; provided, however, that the Buyer may make distributions to its owners solely in an amount necessary to cover payments owed by such owner to taxing authorities based on the income of the Buyer.

11.2.                        Right of First Refusal.   For so long as the Term Note, the Interest Only Note or any payment obligation under this Agreement remain outstanding, Seller shall have a right of first refusal with respect to (i) any sale or other transfer of the Buyer as a whole, or (ii) any sale or other transfer of all or substantially all of the assets comprising the IT&E Business by the Buyer, or (iii) the sale or transfer of any equity security by any Shareholder, in each case to any third party. If any Shareholder proposes to sell or otherwise transfer all or any portion of any equity securities then held by such Shareholder (whether by merger, reorganization, sale of stock or other similar transaction or series of transactions) or the Buyer proposes to sell all or substantially all of its assets in one transaction or a series of transactions, the applicable party shall give the Seller notice of its intention, describing the terms of such sale or transfer, the price and the terms and conditions upon which such transaction would be effected. Seller shall have forty-five (45) days after the receipt of such notice to agree to purchase all of such equity securities to be sold or such assets to be sold as described in the notice and for the price and upon the terms and conditions specified in the notice by giving written notice to the Buyer or the relevant Shareholder(s). If the Seller fails to exercise its rights of first refusal within such forty-five (45) day period, the Buyer or the applicable Shareholder(s) shall have ninety (90) days thereafter to sell such equity securities or assets, as the case may be, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the original notice to Seller. If the equity securities or assets have not been sold within such ninety (90) day period, the Buyer or the relevant Shareholder(s), as the case may be, shall not thereafter sell or otherwise transfer any equity securities of Buyer or any assets of Buyer, without first offering the same to the Seller in the manner provided above.

11.3.                        Board Seat or Observer Rights.

(a)                                  For so long as the Term Note, the Interest Only Note or any payment obligation under this Agreement remain outstanding, Seller, at its sole option, shall be entitled to appoint one director to the Buyer’s board of directors who shall be an employee of Seller mutually agreed to by Buyer and Seller. Buyer hereby covenants and agrees to undertake those acts necessary to enable such appointment. If the Seller elects not to appoint a director to the Buyer’s board of directors, Buyer shall allow one representative designated by the seller to attend all meetings of the Buyer’s board of directors in a nonvoting capacity, and in connection therewith, the Buyer shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Buyer provides to its board of directors; provided, however, that the Buyer reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Buyer believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege.

(b)                                  To the extent Seller elects to appoint one director to the Buyer’s board of directors the following voting provisions shall apply:

(i)                                     All shares of outstanding voting capital stock of the Buyer now held or subsequently acquired by each of the Shareholders shall be subject to the provisions of this Section 11.3 (including shares of capital stock issued in respect of shares now held or subsequently acquired as a result of conversion, stock splits, stock dividends or otherwise). For so long as the Term Note, the Interest Only Note or any payment obligation under this Agreement remain outstanding, each Shareholder, in his/her/its capacity as a shareholder of the Buyer, agrees to vote all shares of capital stock of Buyer now or hereafter directly or indirectly owned (of record or beneficially) by such Shareholder to maintain the authorized number of members of the Board of Directors of the Buyer at no more than five (5) directors.

(ii)                                  For so long as the Term Note, the Interest Only Note or any payment obligation under this Agreement remain outstanding, each Shareholder agrees to vote (in accordance with the voting provisions of the Buyer’s charter documents) all shares of capital stock of Buyer now or hereafter directly or indirectly owned (of record or beneficially) by such Shareholder, in such manner as may be necessary to elect (and maintain in office):

(1)                                  one (1) member of the Buyer’s board of directors designated by the Seller, in Seller’s sole discretion (the “Averion Director”); and

(2)                                  four (4) members of the Buyer’s board of directors designated by a majority in interest of the Buyer’s outstanding voting stock (the “Shareholder Directors”).

(iii)                               In the event of the resignation, death, removal or disqualification of:

(1)                                  the Averion Director, Seller shall promptly nominate a new director (or promptly inform Buyer that it elects not to so appoint a new director at that time), and, after written notice of the nomination has been given by such parties to the other parties, each Shareholder shall vote its shares of capital stock of Buyer to elect such nominee to the board of directors; or

(2)                                  a Shareholder Director, a majority in interest of Buyer’s voting stock shall promptly nominate a new director, and, after written notice of the nomination has been given by such parties to the other parties, each Stockholder shall vote its shares of capital stock of Buyer to elect such nominee to the board of directors.

11.4.                        Effect on Transferees.  Each and every transferee or assignee of any shares of capital stock of the Buyer from any Shareholder shall be bound by and subject to the terms and conditions of this Agreement that are applicable to the transferor or assignor of such shares, including, without limitation, Sections 11.2 and 11.3 hereof, and Buyer shall require, as a condition precedent to the transfer of any shares of capital stock of Buyer subject to this Agreement, that the transferee agrees in writing to be bound by, and subject to, all the terms and conditions of this Agreement.

11.5.                        Legend. The Shareholders agree that all Buyer share certificates now or hereafter held by them that represent shares of capital stock of Buyer subject to this Agreement will be stamped or otherwise imprinted with a legend to read as follows:

“THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS AND RESTRICTIONS WITH REGARD TO THE VOTING OF SUCH SHARES AND THEIR TRANSFER, AS PROVIDED IN THE PROVISIONS OF AN ASSET PURCHASE AGREEMENT DATED AS OF EVEN DATE HEREWITH, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION.”

11.6.                        Basic Financial Information and Reporting.

(a)                                  The Buyer will keep accurate books of record and account for itself pertaining to the Buyer’s business and financial condition and such other matters as the Seller may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles (“GAAP”) consistently applied and, upon request of and reasonable notice by the Seller, will permit any officer, employee, attorney or accountant for the Seller to audit, review, make extracts from or copy any and all corporate and financial books and records of the Buyer at all reasonable times during ordinary business hours on reasonable advance notice, to discuss the affairs of the Buyer with any of its directors, officers, employees or agents and to conduct a review of the Buyer’s books and records.

(b)                                  For so long as the Term Note, the Interest Only Note or any payment obligation under this Agreement remain outstanding, Buyer will provide to Seller weekly reports containing a current aging of all of Buyer’s accounts receivable, accounts payable and a complete and accurate representation as to back log as of the applicable date and such other information as the Seller may request reasonably from time to time.

(c)                                  For so long as the Term Note, the Interest Only Note or any payment obligation under this Agreement remain outstanding, Buyer will furnish Seller: (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a balance sheet of the Buyer as of the end of each such month, and a statement of income and a statement of cash flows of the Buyer for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with GAAP consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d)                                  For so long as the Term Note, the Interest Only Note or any payment obligation under this Agreement remain outstanding, Buyer will provide to Seller copies of all notices, consents, materials, financial or otherwise, and any other information provided to any holder of Secured Debt at the same time any such material or information is provided to any such holder of Secured Debt.

11.7.        Covenant Against Competition. Seller covenants and agrees that, for a period of one (1) year after the Closing Date, Seller will refrain from engaging in a business that is competitive with the IT&E Business within the territorial limits of the United States other than certain arrangements, understandings and agreements with certain of its existing customers and clients and services provided to customers in the ordinary course of the Seller’s contract research organization business. Seller and its officers, directors and representatives will also refrain for a period of one (1) year after the Closing Date from actively soliciting or encouraging any employee of the Buyer to terminate such employment with Buyer for the purpose of entering into an employment arrangement with the Seller, provided that nothing herein shall prevent Seller from offering employment to any person who is responding to a general advertisement related to employment that is widely circulated.

ARTICLE XII

TERMINATION

12.1.        Right of Termination Without Breach. This Agreement may be terminated without further liability of any party at any time prior to the Closing:

(a)           by mutual written agreement of Buyer and each Seller; or

(b)           by either Buyer or each Seller if the Closing shall not have occurred on or before October 15, 2007, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

12.2.        Termination for Breach.

(a)           Termination by Buyer. If (i) there has been a material violation or breach by Seller of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Buyer, or if such breach has not been cured by Seller, within ten (10) business days following receipt of the notice of such breach or on the date immediately preceding the scheduled Closing Date, whichever is earlier; or (ii) there has been a failure of satisfaction of a condition to the obligations of Buyer which has not been so waived; or (iii) Seller shall have attempted to terminate this Agreement under this Article XII or otherwise without grounds to do so, then Buyer may, by written notice to Seller at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in subsection (c) hereof.

(b)           Termination by Seller. If (i) there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Seller, or if such breach has not been cured by the Buyer within ten (10) business days following receipt of the notice of such breach or on the date immediately preceding the scheduled Closing Date, whichever is earlier; or (ii) there has been a failure of satisfaction of a condition to the obligations of Seller which has not been so waived; or (iii) Buyer shall have attempted to terminate this Agreement under this Article XII or otherwise without grounds to do so, then Seller may, by written notice to Buyer at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in subsection (c) hereof.

(c)           Effect of Termination. Termination of this Agreement pursuant to this Article XII shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof.

ARTICLE XIII

MISCELLANEOUS

13.1         Certain Definitions; Rules of Construction. Definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All Exhibits and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit or Schedule shall have the meaning ascribed to such term in this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, plan, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, plan, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. For the purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” as used in this Agreement, shall mean and include all directors and officers of any Person; the spouse of any such Person; any Person who would be the heir or descendant of any such person if he or she were not living; and any entity in which any of the foregoing has a direct or indirect interest (except through ownership of less than five percent (5%) of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market).

“Encumbrance” means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind.

“Liabilities” means any direct or indirect indebtedness, liability, claim, loss, damage, deficiency or obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by GAAP to be set forth on a financial statement or in the notes thereto.

“Material Adverse Effect,” as used in this Agreement, shall mean any change, effect, event or occurrence that is materially adverse to the condition (financial or otherwise), assets, properties, business or operations of such party and its subsidiaries, taken as a whole.

“Person” means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

“Transaction Documents” means this Agreement, the Term Note, the Interest Only Note and any other certificate, document or agreement required pursuant to any of the foregoing.

13.2.        Further Assurances. The parties hereto agree to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to fulfill the conditions to Closing set forth in this Agreement and consummate the transactions contemplated hereby. In addition, each party hereto agrees to execute reasonable supplemental or additional documents, to execute reasonable amendments to documents delivered at Closing, to re-execute documents delivered at Closing and to take any other reasonable actions as are necessary or reasonably appropriate to fully carry out and consummate the transactions contemplated herein or to correct errors or omissions, if any, in any document delivered at Closing. In addition, Buyer hereby agrees to provide Seller with access to and/or copies of Buyer’s books and records upon reasonable advance notice in order to enable Seller to fulfill its obligations under this Agreement or for any other legitimate business purpose of Seller.

13.3.        Public Announcement. Neither the Seller nor Buyer or any of their Affiliates shall, without the approval of the other, which approval shall not be unreasonably withheld or delayed, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or by the rules, regulations or policies of the Securities Exchange Commission.

13.4.        Assignment; Parties in Interest.

(a)           Assignment. Except as expressly provided herein or in a Transaction Document, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties.

(b)           Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other Person any right or remedy under or by reason of this Agreement.

13.5         Law Governing Agreement. This Agreement shall be construed and interpreted according to the internal laws of the State of Delaware, without regard to principles of conflict of laws.

13.6         Amendment and Modification. Buyer and Seller may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

13.7         Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be:  (i) personally delivered; (ii) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (iii) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

(a)           If to Buyer, to:

IT&E, Inc.

1610 Medical Drive

Pottstown, PA  19484
Attention:
Telephone: (     )

With a required copy to:

Gary A. Hurwitz

March Hurwitz & DeMarco
17 West Third Street

Media, Pennsylvania 19063
Telephone: (610) 565-3950

or to such other person or address as Buyer shall furnish to Seller in writing.

(b)           If to Seller, to:

Averion International Corp.
225 Turnpike Road
Southborough, MA 01772

Attention: Chris Codeanne, CFO

Telephone: (508) 597-5887

With a required copy to:

Foley & Lardner LLP

402 W. Broadway

21st Floor

San Diego, CA 92101

Attention: Adam Lenain, Esq.

Facsimile: (619) 234-3510

or to such other person or address as Seller shall furnish to Buyer in writing.

If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next IT&E Business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

13.8         Expenses. Regardless whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear their own respective expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

13.9         Attorneys’ Fees. The parties agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys’ fees, expenses and prejudgment interest.

13.10       Entire Agreement; Enforceability. This Agreement, including all the Exhibits and Schedules, and the Transaction Documents:  (i) constitute the entire agreement among the parties with respect to the transactions contemplated herein and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof and thereof, including, without limitation, that certain letter of intent dated June 18, 2007, by and among the parties, and (ii) shall be binding upon, and are solely for the benefit of each party hereto and nothing in this Agreement is intended to confer upon any other Person any rights or remedy of any nature whatsoever hereunder or by reason of this Agreement or any of the Transaction Documents.

13.11       Severability. Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

13.12       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by a party.

13.13       Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section, subsection, preamble, recital and party references are to this Agreement unless otherwise stated. No party or its counsel shall be deemed the drafter of this Agreement for purposes of construing its provisions, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against any party. The parties waive any rule of law or judicial precedent that provides that contractual ambiguities are to be construed against the party who shall have drafted the contractual provision in question. The word “including” shall mean “including without limitation.”

[Signature Page to Asset Purchase Agreement Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

“Buyer”	IT&E, Inc., a Pennsylvania corporation

	By:	/s/ Harvey F. Greenawalt, Jr.
	Name:	Harvey F. Greenawalt, Jr.
	Title:	President

	By:	/s/ Philip D. Clark
	Name:	Philip D. Clark
	Title:	V.P., Business Development

“Seller”	Averion International Corp., a Delaware corporation

	By:	/s/ Philip T. Lavin, Ph.D.
	Name:	Philip T. Lavin, Ph.D.
	Title:	Chief Executive Officer

IT&E International, Inc., a California corporation

	By:	/s/ Philip T. Lavin, Ph.D.
	Name:	Philip T. Lavin, Ph.D.
	Title:	President

“Shareholders”	/s/ Phil Clarke aka Philip D. Clark
Phil Clarke

/s/ Harvey F. Greenawalt, Jr.
Harvey F. Greenawalt

[Signature Page to Asset Purchase Agreement Follows]

EXHIBIT A
FORM OF BILL OF SALE

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BILL OF SALE

This Bill of Sale dated October 3, 2007, is being entered into pursuant to and in accordance with that certain Asset Purchase Agreement entered into by and among Averion International Corp., a Delaware corporation, and IT&E International, Inc., a California Corporation (together, the “Seller”), on the one hand, and IT&E, Inc., a Pennsylvania corporation (the “Buyer”) and the Shareholders, on the other hand, dated as of October 3, 2007 (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

KNOW ALL MEN BY THESE PRESENTS, that Seller, for good and valuable consideration, the receipt of which is hereby acknowledged, effective as of the date set forth below, hereby irrevocably sells, conveys, transfers and assigns unto Buyer, its successors and assigns, all of the right, title and interest of Seller in and to the Purchased Assets, free and clear of all Encumbrances;

TO HAVE AND TO HOLD the same unto Buyer, its successors or assigns, forever, and Seller does hereby covenant and agree that it will from time to time, if requested by Buyer or its successors and assigns, execute, acknowledge and deliver, or will cause to be done, executed and delivered to Buyer or its successors or assigns, such and all further acts, transfers, assignments, deeds, powers and assurances of title, and additional papers and instruments, and to cause to be done all acts or things as often as may be proper or necessary for better assuring, conveying, transferring and assigning all of the Purchased Assets hereby sold, conveyed, transferred or assigned, and effectively to carry out the intent hereof, and to vest in the entire right, title and interest of Seller in and to all of the said Purchased Assets.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Seller has caused this instrument to be executed by its duly authorized officers as of the date and year first above written.

“Seller”	Averion International Corp., a Delaware corporation

/s/ Philip T. Lavin, Ph.D.
	By:	Philip T. Lavin, Ph.D.
	Title:	Chief Executive Officer

IT&E International, Inc., a California corporation

/s/ Philip T. Lavin, Ph.D.
	By:	Philip. T. Lavin, Ph.D.
	Title:	President

[Signature Page to Bill of Sale]

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EXHIBIT B
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

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THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made as of October 3, 2007, by and among Averion International Corp., a Delaware corporation, and IT&E International, Inc., a Delaware limited liability company (together, the “Assignor”), on the one hand, and IT&E, Inc., a Pennsylvania corporation, on the other hand (the “Assignee”). Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in that certain Asset Purchase Agreement dated on even date herewith, by and among the Assignor, on the one hand, and Assignee and Harvey F. Greenawalt and Phil Clark, on the other hand (the “Asset Purchase Agreement”).

WHEREAS, pursuant to the Asset Purchase Agreement, the Assignor has agreed to assign and Assignee has agreed to assume all rights in, to and under all contracts to which the Assignor is a party and that relate solely to the IT&E Business, which shall include the Real Property Leases and the Personal Property Leases, all of which are identified in the Asset Purchase Agreement as the Assumed Contracts, other than those Excluded Contracts set forth on Schedule 2.2(a) of the Asset Purchase Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and Assignee agree as follows:

1.             The Assignor hereby bargains and irrevocably conveys, transfers, assigns, delivers and sets over to Assignee, the Assumed Contracts, including, without limitation, the Real Property Leases and the Personal Property Leases, and Assignee purchases and assumes all of the Assignor’s rights, title and interests in and to the Assumed Contracts, and assumes the obligations under the Assumed Contracts.

2.             To the extent that any Assumed Contract for which assignment to Assignee is provided herein is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. The Assignor and Assignee agree to use their commercially reasonable efforts (without any requirement on the part of Assignor or Assignee to pay any money or agree to any change in the terms of any such Assumed Contract) to obtain the consent of such other party to the assignment of any such Assumed Contract to Assignee in all cases in which such consent is or may be required for such assignment. Assignee shall be primarily responsible for obtaining each such required consent, and Assignee shall report to Assignor on a weekly basis after the Closing Date as to the status of obtaining each such consent if all such consents are not obtained prior to the Closing.

3.             Assignee hereby accepts the transfer and assignment of the Assumed Contracts, including, without limitation, the Real Property Leases and Personal Property Leases, and assumes all obligations in connection with such Assumed Contracts.

4.             This Agreement may be executed in any number of counterparts and all so executed shall constitute one Agreement, binding on the Assignors and Assignee,

2

notwithstanding that the Assignors and Assignee are not signatories to the original or the same counterpart. This Agreement may be executed by facsimile.

5.             The provisions of this Agreement are severable. If any article, section, paragraph, provision or clause of this Agreement shall be unenforceable, illegal or invalid, it shall not affect the enforceability, legality or validity of any one or more of the other articles, sections, paragraphs or provisions of this Agreement.

6.             This Agreement is deemed to have been entered into and executed in the State of Delaware, and all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the internal laws of the State of Delaware, without regard to conflicts of laws principles.

[Remainder of Page Intentionally Left Blank]

3

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute and deliver this Agreement on the day and year first above written.

“Assignor”	Averion International Corp., a Delaware corporation

	By:	/s/ Philip T. Lavin, Ph.D.
	Name:	Philip T. Lavin, Ph.D.
	Title:	Chief Executive Officer

IT&E International, Inc., a California corporation

	By:	/s/ Philip T. Lavin, Ph.D.
	Name:	Philip T. Lavin, Ph.D.
	Title:	President

“Assignee”	IT&E, Inc., a Pennsylvania corporation

	By:	/s/ Harvey F. Greenawalt, Jr.
	Name:	Harvey F. Greenawalt, Jr.
	Title:	President

	By:	/s/ Philip D. Clark
	Name:	Philip D. Clark
	Title:	V.P., Business Development

[Signature Page to Assignment and Assumption Agreement]

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EXHIBIT C
FORM OF TERM NOTE

[see attached]

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EXHIBIT D
FORM OF INTEREST ONLY NOTE

[see attached]

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